Exhibit 99.4

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on April 1, 2020.

Online

Go to www.investorvote.com/CARO or scan the QR code – login details are located in the shaded bar below.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CARO

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board of Directors recommends a vote “FOR” each of the proposals listed.

For	Against	Abstain

1.    Adoption of the Agreement and Plan of Merger, dated as of November 17, 2019, by and between United Bankshares, Inc. (“United”) and Carolina Financial Corporation (“Carolina Financial”), as may be amended from time to time, under which Carolina Financial will merge with and into United, a copy of which is included as Appendix A to the prospectus and joint proxy statement.

☐	☐	☐

For	Against	Abstain

3.    Approval of the adjournment, postponement or continuance of the special meeting on one or more occasions, if necessary or appropriate, in order to further solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

☐	☐	☐

	For	Against	Abstain
2. Approval, on a non-binding advisory basis, of certain compensation that may become payable to Carolina Financial’s named executive officers in connection with the merger.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CARO

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — Carolina Financial Corporation	+

SPECIAL MEETING OF STOCKHOLDERS — April 2, 2020

The undersigned hereby appoints W. Scott Brandon and Robert G. Clawson, Jr., jointly and severally, as the true and lawful attorneys of the undersigned, with full powers of substitution and revocation, and authorizes them, and each of them, to vote all shares of capital stock of Carolina Financial Corporation (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Stockholders and any adjournment or postponement thereof (the “Meeting”) upon the matters specified and otherwise in their discretion on any other business that may properly come before and matters incident to the conduct of the Meeting.

The Meeting is to be held at the Charleston Country Club, 1 Country Club Drive, Charleston, SC 29412, at 10:00 a.m.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance	☐
Mark box to the right if
you plan to attend the
Special Meeting.

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